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EXHIBIT 10.44

STORAGE SPACE LEASE
(With Master Lease)

    This STORAGE SPACE LEASE (the "Lease") is made as of October 1, 2000, by and between LACERA GATEWAY PROPERTY, INC., a California corporation ("Landlord"), and PAULA INSURANCE COMPANY ("Tenant"), in connection with that certain Office Building Lease dated as of January 1, 1989, as amended (Collectively the Lease), by and between Landlord and Tenant pursuant to which Tenant leases certain office space (the "Premises") from Landlord in that certain office building (the "Building") known as Gateway Plaza located at 300 North Lake Avenue, Pasadena, California. Tenant desires to lease storage space (the "Storage Space") in the Building, and Landlord desires to lease same to Tenant, on the terms and subject to the conditions set forth herein.

    In consideration of the mutual promises and covenants hereinafter contained, Landlord and Tenant agree as follows:

  1.
  The term of this Lease shall be month-to-month commencing on October 1, 2000.

  2.
  The Storage Space is Space LL-12 and contains approximately one hundred twenty-two (122) rentable square feet.

  3.
  Tenant hereby accepts the Storage Space in "as is" condition, and Landlord makes no representations or warranties whatsoever with respect to the condition or suitability of the Storage Space for any purpose. Tenant may install such shelving and other improvements as it deems appropriate, at Tenant's sole cost and expense, upon the terms and conditions set forth in the Master Lease with respect to the making of alterations in the Premises.

  4.
  Tenant shall pay to Landlord the then prevailing rental for use of the Storage Space as established by Landlord from time to time, payable monthly in advance prior to the first day of each month. The current rental is $152.50 per month ($1.25 per square foot per month) through April 30, 2003.

  5.
  The Storage Area shall be used exclusively for storage of books, records and similar paper items and furniture. No item that contains hazardous substances of any kind may be stored in the Storage Area under any circumstances. Landlord shall have the right to inspect the Storage Space at reasonable times upon prior written notice to Tenant. All Tenants obligations in the Master Lease with respect to the use, storage and/or disposal of Hazardous Materials shall be applicable to this Lease.

  6.
  This Lease may be assigned by Tenant only upon the prior written consent of Landlord and only in connection with an assignment by Tenant of the Premises under the Master Lease.

  7.
  Tenant, on behalf of itself and its partners and agents and their respective directors, officers, principals, employees, and other representatives and successors and assigns, hereby releases Landlord and its partners and agents and their respective directors, officers, principals, employees and other representatives and successors and assigns, from, and waives, all claims for damage to any property in or about the Storage Space or the Building and for injury to any persons, including death, resulting therefrom, regardless of cause or time of occurrence. All Tenants indemnification and insurance obligations set forth in the Master Lease, including without limitation Tenants waiver of subrogation, shall deemed incorporated in this Lease.

  8.
  Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Storage Space and Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease.

  9.
  Except as otherwise expressly set forth herein, all of the provisions of the Master Lease, including without limitation those concerning the rights and obligations of the parties and the construction of the Lease, shall be applicable to and incorporated in this Lease.

  10.
  Any default under this Lease shall constitute a default under the Master Lease.

    IN WITNESS WHEREOF, the parties hereto have executed this Storage Space Lease Agreement in multiple counterparts on the first day above written.

TENANT:		LANDLORD:
PAULA INSURANCE COMPANY, a California corporation		LACERA GATEWAY PROPERTY, INC., a California corporation
By:	/s/ JAMES A. NICHOLSON	By:	/s/ EARL W. BUEHNER Earl W. Buehner
Its:	Sr. V.P./C.F.O.	Its:	Vice President, Asst. Secretary & Asst. Treasurer

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STORAGE SPACE LEASE (With Master Lease)